Exhibit 10.1

Sentinel Capital Partners, L.L.C.

330 Madison Ave., 27th Floor

New York, NY 10017

August 10, 2021

Holley Inc.

In connection with the election and appointment of each of Owen Basham and James Coady (the “Investor Directors”) to the Board of Directors (the “Board”) of Holley Inc. (“Holley” or the “Company”), such Investor Directors may Receive (as defined below) in the course of their service as a director of the Company, certain nonpublic, confidential and/or proprietary information concerning Holley, referred to herein as Confidential Information (as defined below), and in connection with such service, each such Investor Director desires to provide to or discuss with Sentinel Capital Partners, L.L.C. (“Investor”) and the Investor’s Representatives (as defined below) portions of the Confidential Information, subject to the terms hereof. As a condition to the Company’s willingness to permit each such Investor Director to share Confidential Information with the Investor, the Investor agrees that all Confidential Information that is Received by it or its Representatives shall be treated in accordance with this Confidentiality Agreement (this “Agreement”).

1.    Certain Definitions. As used in this Agreement:

(a)    “Affiliate” means, with respect to any Person (as defined below), any other Person that is directly or indirectly Controlling, Controlled by, or under common Control with such Person, where “Control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. It is agreed that any business entity of which any Investor Director is a member of the board of directors (or similar governing body) shall not be deemed to be an “Affiliate” of the Investor or its Affiliates solely due to such relationship.

(b)    “Confidential Information” means all information, data, documents, agreements, files and other materials, as well as the views, opinions, plans or strategy of the Board (collectively, “Information”), concerning Holley or any of its subsidiaries or Affiliates, whether in verbal, visual, written, electronic or other form, which is made available to the Investor or any of its Representatives by or on behalf of any of the Investor Directors, after the date hereof, to the extent that such Information was Received by any such Investor Director (“Primary Information”), together, in each case, with all notes, memoranda, summaries, analyses, studies, compilations, reports, forecasts, studies, samples and other writings or documents relating to or based upon Primary Information prepared by Investor or any of its Representatives. Notwithstanding the foregoing, the term “Confidential Information” shall not include information that Investor can reasonably demonstrate (i) was in the possession of Investor prior to receipt by any such Investor Director; (ii) was independently developed by Investor without use of Confidential Information; (iii) is now, or hereafter becomes, available to the public other than as a result of disclosure by an Investor Director, Investor or any of its Representatives prohibited by this Agreement (provided that any disclosure by Investor or any of its Representatives to which the Company consents in writing in advance shall be deemed to not be prohibited by this Agreement); (iv) becomes available to Investor or any of its Representatives on a non-confidential basis from a source other than Investor Director, Holley or any of its Representatives and such source is not, to the knowledge of Investor following reasonable inquiry, (1) under any obligation to Holley or any of its Representatives to keep such information confidential or (2) otherwise prohibited from transmitting such information by a contractual, legal or fiduciary obligation; or (v) is disclosed as provided in Section 2(c).

(c)    “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

(d)    “Receive” means all information that is provided (orally or written) to an Investor Director or to Investor or any of its Representatives.

(e)    “Representatives” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners and legal or other advisors.

Notwithstanding any other provision of this Agreement, neither the term “Representative” nor the term “Affiliate”, when used with respect to any Investor, shall include any of such Investor’s or its Affiliates’ operating or portfolio companies or affiliated investment funds or limited partners that do not receive Confidential Information from such Investor or Investor Director. The Company acknowledges that Investor’s or its respective Affiliates’ members, partners, directors, officers, employees or the like may serve as directors of Investor’s or its Affiliates’ operating companies or portfolio companies of investment funds managed by such Investor or an Affiliate thereof, and the Company agrees that such operating or portfolio companies will not be deemed to have received Confidential Information solely because any such individual serves on the board of such operating or portfolio company; provided, that (i) such individual has not provided such operating or portfolio company or any other board member or any officer, employee or other representative of such operating or portfolio company with Confidential Information and (ii) such operating or portfolio company or any other board member or any officer, employee or other representative of such operating or portfolio does not in any way use or disclose such Confidential Information or otherwise act at the direction of or with encouragement from such disclosing individual, Investor Director, Investor or its Representatives with respect to any matters contemplated hereby.

2.    Confidentiality and Use of Confidential Information.

(a)    Confidentiality of Confidential Information. Subject to the terms and conditions hereof, each such Investor Director may share and discuss Confidential Information with the Investor solely for the purposes of monitoring, administering or managing the Investor’s investment in the Company (the “Permissible Uses”) and Investor may share and discuss such Confidential Information with its Representatives; provided, that the Investor agrees, and agrees to cause its Representatives, to keep all Confidential Information strictly confidential and not disclose Confidential Information to any Person other than those of its Representatives who need to know such Confidential Information for such Permissible Uses; provided, further, that with respect to any such disclosure of Confidential Information, the Investor shall furnish to such Representative only that portion of the Confidential Information necessary for the purpose of a Permissible Use. Before providing access to Confidential Information to any Representative, such Investor shall inform such Representative of the contents of this Agreement and the confidentiality of the Confidential Information, and shall advise such Representative that, by accepting possession of or access to such information, such Representative is agreeing to be bound by this Agreement. The Investor shall instruct its Representatives to observe the terms of this Agreement and shall be responsible for any breach of this Agreement by any of its Representatives. Investor shall be liable for any breach of the confidentiality and use obligations set forth in this Section 2(a) and for any breach by any of its Representatives that receives Confidential Information from or on behalf of the Investor.

(b)    Compulsory Disclosure of Confidential Information. If Investor or any of its Representatives is legally required in any judicial or administrative proceeding, or by any governmental or regulatory authority (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise), or is otherwise legally required pursuant to applicable law or regulation (in each case if and as determined based on advice of Investor’s legal counsel), to disclose any Confidential Information, Investor or its Representatives, as applicable, shall (to the extent permissible under applicable law or the terms of such demand or request) give Holley prompt written notice of such request or requirement so that Holley may, at Investor’s sole expense, seek an appropriate protective order, and, upon Holley’s request and at Investor’s sole expense, shall provide reasonable cooperation to Holley in seeking such an order. If Investor or a Representative is nonetheless compelled to disclose Confidential Information, Investor (or such Representative of the Investor to whom such request is directed) will furnish only that portion of the Confidential Information that, on the advice of Investor’s counsel, is legally required to be disclosed and, upon Holley’s request, use its reasonable best efforts, at Investor’s sole expense, to obtain assurances that confidential treatment will be accorded to such information, and shall (to the extent permissible under applicable law or the terms of such demand or request) provide Holley with the text of the proposed disclosure as reasonably far in advance of its disclosure as is practicable and shall in good faith consult with and consider the suggestions of Holley concerning the nature and scope of the information it proposes to disclose. Notwithstanding any provision herein to the contrary, Investor and its Representatives shall not be required to give notice to Holley, and shall not be prohibited from disclosing Confidential Information, pursuant to any ordinary course inquiry, audit or examination from a bank examiner, regulatory authority or self-regulatory authority which has regulatory or oversight authority over Investor or its Representatives subject to such examination; provided such inquiry, audit or examination does not specifically target Holley or the Confidential Information; provided, further, that any disclosure furnish only that portion of the Confidential Information that, on the advice of such Investor’s counsel, is legally required to be disclosed.

(c)    Securities Law Restrictions. Investor hereby acknowledges that it understands that: (a) the Confidential Information may contain or constitute material non-public information concerning Holley and its Affiliates; (b) the requirements of Regulation FD promulgated by the U.S. Securities and Exchange Commission constitutes one of several reasons that the Confidential Information must be kept in confidence; and (c) trading in Holley’s securities while in possession of material non-public information or communicating that information to any other Person who trades in such securities could subject Investor to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Nothing herein shall constitute an admission by a Party that any Confidential Information in fact contains material non-public information concerning Holley.

3.    Accuracy of Confidential Information; No Representations or Warranties. Investor acknowledges and agrees that no representation or warranty, express or implied, is made by Holley, or any of its respective Representatives, as to the accuracy or completeness of the Confidential Information. Neither Holley nor any of its Representatives shall have any liability to Investor or any of its Representatives on account of the use of any Confidential Information by such Investor or any of its Representatives or any inaccuracy therein or omission therefrom. This Agreement shall not create any obligation on the part of Holley or its Representatives to provide Investor or its Representatives with any Confidential Information, or update or correct any previously provided Confidential Information, nor shall it entitle Investor or its Representatives (other than any such Investor Director in his or her capacity as a director of Holley) to participate in any meeting of the Board or any committee thereof.

4.    Return and Destruction of Confidential Information. Following the termination of this Agreement in accordance with its terms, the Investors shall promptly (and in no event later than ten business days after such request) at Investor’s option, either (x) return or cause to be returned to Holley, or (y) erase or destroy all copies of all Confidential Information in the possession or control of Investor or its Representatives (and certify to Holley such erasure or destruction). Notwithstanding anything to the contrary contained herein, Investor and its Representatives shall: (a) be permitted to retain copies of Confidential Information if such retention is required by law or regulation and (b) not be required to return or destroy Confidential Information that has been recorded as a result of such Investor’s firm-wide, automatic electronic archiving and back-up procedures; provided, that any copies of Confidential Information retained pursuant to this Section 4 shall only be accessed in order to comply with law or regulation or to prove compliance with this Agreement; provided, further, that, such Investor’s obligations hereunder to maintain the confidentiality of such retained Confidential Information shall survive the termination of this Agreement.

5.    Remedies. Each Party to this Agreement (“Party”, collectively the “Parties”) agrees that money damages would not be a sufficient remedy for any breach of any provision of this Agreement by Investor or any of its Representatives, and that in addition to all other remedies that Holley may have, Holley shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity. The provisions hereof shall be in addition to, and shall not relieve any Investor Director from, his or her fiduciary duties to Holley and its stockholders under applicable law.

6.    Miscellaneous.

(a)    No License. Holley does not grant any license, by implication or otherwise, under any of its patents, trade secrets or other intellectual property rights to the Investor.

(b)    Entire Agreement. This Agreement contains the sole and entire agreement between the Parties with respect to the confidentiality of the Confidential Information, and supersede all prior negotiations, understandings, and agreements.

(c)    No Waiver of Privilege. To the extent that any Confidential Information includes materials subject to the attorney-client privilege, Holley is not waiving, and shall not be deemed to have waived or diminished, its attorney work-product protections, attorney-client privileges or similar protections and privileges as a result of disclosing any Confidential Information (including Confidential Information related to pending or threatened litigation) to Investor or any of its Representatives.

(d)    Term. Except as otherwise set forth in Section 4, this Agreement and the obligations and restrictions hereunder shall terminate with respect to Investor on the date that is 12 months after the earlier of (i) the date on which each Investor Director ceases to be a director of Holley, and (ii) the first date on which none of Investor and its Affiliates beneficially own any common stock issued by the Company.

(e)    Amendment and Waiver. This Agreement may be amended, modified or waived only by a separate written instrument duly signed and delivered by or on behalf of both parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(f)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair or affect the validity or enforceability of any other provision of this Agreement, unless the enforcement of such provision in such circumstances would be inequitable.

(g)    Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile, email, or other electronic delivery (with oral or written confirmation of receipt) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses designated by a Party in accordance with this Section 6(g).

(h)    Governing Law; Forum. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). Any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be commenced in the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court located in Delaware). Each Party: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Delaware (and each appellate court related thereto) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Delaware, any claim that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(i)    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(i).

(j)    Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the non-assigning Party. Any purported assignment without such consent shall be void and unenforceable.

(k)    Joint Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(l)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this Agreement and returning one signed copy to me, whereupon this Agreement shall constitute our binding agreement with respect to the matters set forth herein.

Very truly yours,

SENTINEL CAPITAL PARTNERS, L.L.C.

By:	/s/ Vincent Taurassi
Name: Vincent Taurassi Title: General Counsel

Signature Page to Nondisclosure and Confidentiality Agreement

Accepted and agreed to as of the date first written above:

HOLLEY INC., a Delaware corporation

By:	/s/ Dominic Bardos
Name: Dominic Bardos
Title: Chief Financial Officer

INVESTOR DIRECTOR

/s/ Owen Basham
Owen Basham

INVESTOR DIRECTOR

/s/ James D. Coady
James D. Coady

[Signature Page to Investor Director NDA]